Filed Pursuant to Rule 433(d)
Registration Statement No. 333-217421

Free Writing Prospectus

TERM SHEET

Dated November 7, 2017

U.S.$1,500,000,000    2.125% Guaranteed Bonds Due November 16, 2020 (“3-Year Securities”)

U.S.$1,500,000,000    2.375% Guaranteed Bonds Due November 16, 2022 (“5-Year Securities”)

U.S.$1,500,000,000    2.750% Guaranteed Bonds Due November 16, 2027 (“10-Year Securities”)

3-Year Securities

Issuer:	Japan Bank for International Cooperation (JBIC)

Security:	2.125% Guaranteed Bonds Due November 16, 2020 (the “3-Year Securities”)

Expected Ratings:	Moody’s: A1/stable outlook; S&P: A+/stable outlook

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time

Guarantee:	Payments of principal and interest are unconditionally and irrevocably guaranteed by Japan

Ranking:	Senior unsecured

Currency / Principal Amount:	U.S.$1,500,000,000

Denomination:	U.S.$200,000 x U.S.$2,000

Pricing Date:	November 7, 2017

Settlement Date:	November 16, 2017

Maturity Date:	November 16, 2020

Coupon:	2.125% (Semi-annual, 30/360)

Interest Payment Dates:	May 16 and November 16 of each year, subject to the Business Day Convention, commencing May 16, 2018 and ending November 16, 2020

Business Day:	Any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in: (a) the relevant place of payment and (b) The City of New York, London and Tokyo.

Business Day Convention:	Following Business Day Convention, unadjusted

Redemption after the Occurrence of a Tax Event:	JBIC may redeem all, but not less than all, of the bonds in the event of certain changes relating to Japanese taxation at 100% of the principal amount thereof plus accrued interest thereon and any additional amounts JBIC is required to pay, as described in the prospectus supplement

Price to Public:	99.781%, plus accrued interest, if any, from November 16, 2017

Underwriting Discount:	0.100%

Proceeds, before Expenses, to JBIC:	99.681%, plus accrued interest, if any, from November 16, 2017

Benchmark U.S. Treasury:	1.625% due October 15, 2020

Benchmark Yield:	1.737%

Spread:	46.40bps

Yield to Investors:	2.201%

Joint Lead Managers:	J.P. Morgan Securities plc
Barclays Bank PLC
Daiwa Capital Markets Europe Limited
Goldman Sachs International

Format:	SEC-Registered

Clearing Systems:	Euroclear and Clearstream (international global bond held at the common depositary); DTC (DTC global bond)

International Global Bond ISIN:	XS1716246142

International Global Bond Common Code:	171624614

DTC Global Bond ISIN:	US471048BN74

DTC Global Bond Common Code:	171694388

DTC Global Bond CUSIP:	471048 BN7

Use of Proceeds:	The net proceeds of the issue of the bonds will be used for the Ordinary Operations of JBIC

Governing Law:	The State of New York

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

5-Year Securities

Issuer:	Japan Bank for International Cooperation (JBIC)

Security:	2.375% Guaranteed Bonds Due November 16, 2022 (the “5-Year Securities”)

Expected Ratings:	Moody’s: A1/stable outlook; S&P: A+/stable outlook

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time

Guarantee:	Payments of principal and interest are unconditionally and irrevocably guaranteed by Japan

Ranking:	Senior unsecured

Currency / Principal Amount:	U.S.$1,500,000,000

Denomination:	U.S.$200,000 x U.S.$2,000

Pricing Date:	November 7, 2017

Settlement Date:	November 16, 2017

Maturity Date:	November 16, 2022

Coupon:	2.375% (Semi-annual, 30/360)

Interest Payment Dates:	May 16 and November 16 of each year, subject to the Business Day Convention, commencing May 16, 2018 and ending November 16, 2022

Business Day:	Any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in: (a) the relevant place of payment and (b) The City of New York, London and Tokyo.

Business Day Convention:	Following Business Day Convention, unadjusted

Redemption after the Occurrence of a Tax Event:	JBIC may redeem all, but not less than all, of the bonds in the event of certain changes relating to Japanese taxation at 100% of the principal amount thereof plus accrued interest thereon and any additional amounts JBIC is required to pay, as described in the prospectus supplement

Price to Public:	99.836%, plus accrued interest, if any, from November 16, 2017

Underwriting Discount:	0.125%

Proceeds, before Expenses, to JBIC:	99.711%, plus accrued interest, if any, from November 16, 2017

Benchmark U.S. Treasury:	2.000% due October 31, 2022

Benchmark Yield:	1.982%

Spread:	42.80bps

Yield to Investors:	2.410%

Joint Lead Managers:	J.P. Morgan Securities plc
Barclays Bank PLC
Daiwa Capital Markets Europe Limited
Goldman Sachs International

Format:	SEC-Registered

Clearing Systems:	Euroclear and Clearstream (international global bond held at the common depositary); DTC (DTC global bond)

International Global Bond ISIN:	XS1716246498

International Global Bond Common Code:	171624649

DTC Global Bond ISIN:	US471048BP23

DTC Global Bond Common Code:	171694400

DTC Global Bond CUSIP:	471048 BP2

Use of Proceeds:	The net proceeds of the issue of the bonds will be used for the Ordinary Operations of JBIC

Governing Law:	The State of New York

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

10-Year Securities

Issuer:	Japan Bank for International Cooperation (JBIC)

Security:	2.750% Guaranteed Bonds Due November 16, 2027 (the “10-year Securities”)

Expected Ratings:	Moody’s: A1/stable outlook; S&P: A+/stable outlook

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, reduction or withdrawal at any time

Guarantee:	Payments of principal and interest are unconditionally and irrevocably guaranteed by Japan

Ranking:	Senior unsecured

Currency / Principal Amount:	U.S.$1,500,000,000

Denomination:	U.S.$200,000 x U.S.$2,000

Pricing Date:	November 7, 2017

Settlement Date:	November 16, 2017

Maturity Date:	November 16, 2027

Coupon:	2.750% (Semi-annual, 30/360)

Interest Payment Dates:	May 16 and November 16 of each year, subject to the Business Day Convention, commencing May 16, 2018 and ending November 16, 2027

Business Day:	Any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in: (a) the relevant place of payment and (b) The City of New York, London and Tokyo.

Business Day Convention:	Following Business Day Convention, unadjusted

Redemption after the Occurrence of a Tax Event:	JBIC may redeem all, but not less than all, of the bonds in the event of certain changes relating to Japanese taxation at 100% of the principal amount thereof plus accrued interest thereon and any additional amounts JBIC is required to pay, as described in the prospectus supplement

Price to Public:	99.922%, plus accrued interest, if any, from November 16, 2017

Underwriting Discount:	0.175%

Proceeds, before Expenses, to JBIC:	99.747%, plus accrued interest, if any, from November 16, 2017

Benchmark U.S. Treasury:	2.250% due August 15, 2027

Benchmark Yield:	2.307%

Spread:	45.20bps

Yield to Investors:	2.759%

Joint Lead Managers:	J.P. Morgan Securities plc
Barclays Bank PLC
Daiwa Capital Markets Europe Limited
Goldman Sachs International

Format:	SEC-Registered

Clearing Systems:	Euroclear and Clearstream (international global bond held at the common depositary); DTC (DTC global bond)

International Global Bond ISIN:	XS1716246571

International Global Bond Common Code:	171624657

DTC Global Bond ISIN:	US471048BQ06

DTC Global Bond Common Code:	171694426

DTC Global Bond CUSIP:	471048 BQ0

Use of Proceeds:	The net proceeds of the issue of the bonds will be used for the Ordinary Operations of JBIC

Governing Law:	The State of New York

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

You can access JBIC’s most recent prospectus satisfying the requirements of Section 10 of the United States Securities Act of 1933, as amended, at the following website:

https://www.sec.gov/Archives/edgar/data/1551322/000119312517333501/d267920d424b5.htm

Each purchaser of the bonds offered hereby will be deemed to have represented that it is a person who falls into the category of (i) or (ii) as set forth on page S-3 of the foregoing prospectus supplement.

JBIC has filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents JBIC has filed with the SEC for more complete information about JBIC and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, JBIC, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities plc at 1-212-834-4533, Barclays Bank PLC, c/o Broadridge Financial Solutions, toll-free from the United States at 1-888-603-5847, Daiwa Capital Markets Europe Limited at +44-20-7597-8000 or Goldman Sachs International toll-free from the United States at 1-866-471-2526.